UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2024

Verrica Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38529	46-3137900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 W. Gay St., Suite 400 West Chester, PA	19380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 453-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	VRCA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On November 4, 2024, Verrica Pharmaceuticals Inc. (the “Company) issued a press release announcing its financial results for the quarter and nine months ended September 30, 2024. This press release has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02, and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Ted White as President, Chief Executive Officer and Director

On November 1, 2024, Ted White notified the Company that he will resign from his positions as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”) effective as of November 5, 2024 (the “Effective Date”) (such resignation, the “White Resignation”).

In connection with the White Resignation, on November 4, 2024, the Company entered into a Release Agreement (the “Release Agreement”) with Mr. White effective as of the Effective Date, which contains (i) a release of claims against the Company and (ii) the following separation benefits: (a) payment of his current base salary in accordance with normal payroll procedures for 12 months and (b) if elected, payment of continued health coverage for Mr. White and his dependents under COBRA for up to 12 months.

The description of the Release Agreement provided herein is not complete and is qualified in its entirety by reference to the Release Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Appointment of Dr. Jayson Rieger as President, Chief Executive Officer and Director

On November 1, 2024, the Board appointed Dr. Jayson Rieger as the Company’s President, Chief Executive Officer, and as member of the Board and designated him as the Company’s principal executive officer, each effective as of the Effective Date. Dr. Rieger will serve in the class of directors whose term will expire at the Company 2027 Annual Meeting of Stockholders.

There is no arrangement or understanding between Dr. Rieger and any other person pursuant to which he was selected as an officer or director of the Company. Other than as set forth below, there are no related party transactions between Dr. Rieger and the Company that would require disclosure under Item 404(a) of Regulation S-K. During 2023, Pareto Partners, LLC, of which Dr. Rieger is the sole managing member, provided business consulting services to the Company. The Company paid Pareto Partners, LLC $150,000 during 2023 for such services. There is no family relationship between Dr. Rieger and any of the Company’s other directors or executive officers. Additional biographical information about Dr. Rieger is set forth below:

Dr. Rieger, age 49, has served as Executive Vice President of PBM Capital Group, LLC (“PBM Capital”) since March 2014. He began providing services to PBM Capital as a consultant as of the Effective Date. Dr. Rieger also served as a member of the Board from 2015 to 2018. Prior to joining PBM Capital, Dr. Rieger served as Corporate Senior Vice President and President of the Human Therapeutics Division at Intrexon Corporation from 2012 to 2013, Vice President of Research and Virginia Operations for Clinical Data, Inc. from 2008 to 2011 and Vice President of Lead Development at Adenosine Therapeutics, LLC from 2002 to 2008. Dr. Rieger earned a B.A. in Chemistry from Rollins College, a Ph.D. in Medicinal Chemistry from the University of Virginia and an M.B.A. from the University of Virginia Darden School of Business.

Offer Letter with Dr. Rieger

In connection with Dr. Rieger’s appointment as the Company’s President and Chief Executive Officer, on November 4, 2024, Dr. Rieger and the Company entered into an offer letter effective as of the Effective Date (the “Offer Letter”). Pursuant to the terms of his Offer Letter, Dr. Rieger’s employment is at will and may be terminated at any time by the Company or Dr. Rieger. Under the terms of the Offer Letter, Dr. Rieger will receive an annual base salary of $300,000 per year, subject to review and adjustment from time to time by the Board in its sole discretion. Dr. Rieger will be eligible to receive a target annual bonus per calendar year in an amount equal to 40% of his annual base salary, subject to the discretion of the Board. Dr. Rieger is also eligible to participate in the Company’s employee and executive benefit plans and programs as may be maintained by the Company from time to time.

In addition, and pursuant to the terms of the Offer Letter, on November 1, 2024, the Board approved an option grant (the “Rieger Option”) to Dr. Rieger to purchase 2,000,000 shares of the Company’s common stock (the “Common Stock”) effective as of November 6, 2024 (the “Grant Date”) pursuant to the Inducement Plan (as defined below). The Rieger Option is being granted as an inducement material to the Dr. Rieger’s becoming an employee of the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The Rieger Option will have an exercise price equal to the closing price of the Common Stock on the Grant Date and vests as follows: 1/8th of the total shares subject to the Rieger Option shall vest on the date that is six months following the Effective Date, and 1/48th of the total shares subject to the Rieger Option shall vest each month thereafter on the same day of the month as the Effective Date, subject to Dr. Rieger’s Continuous Service (as defined in the Inducement Plan) as of each such date. In the event that Dr. Rieger’s employment is terminated by the Company without Cause (as defined in the Offer Letter) or Dr. Rieger resigns for Good Reason (as defined the Offer Letter) within the 12 month period immediately following a Change in Control (as defined in the Inducement Plan), then all unvested shares subject to the Rieger Option will vest in full and be deemed vested and exercisable as of the date of such Change in Control subject to Dr. Rieger’s execution of a standard release of claims.

The description of the Offer Letter provided herein is not complete and is qualified in its entirety by reference to the Offer Letter which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

In connection with his appointment as President and Chief Executive Officer and a director of the Company, Dr. Rieger entered into the Company’s standard form of Indemnification Agreement.

Appointment of John J. Kirby as Interim Chief Financial Officer

On November 1, 2024, the Board appointed John J. Kirby as the Company’s Interim Chief Financial Officer and designated him as the Company’s interim principal financial officer and interim principal accounting officer, each effective as of the Effective Date.

There is no arrangement or understanding between Mr. Kirby and any other person pursuant to which he was selected as an officer of the Company. There are no related party transactions between Mr. Kirby and the Company that would require disclosure under Item 404(a) of Regulation S-K, and there is no family relationship between Mr. Kirby and any of the Company’s directors or other executive officers. Additional biographical information about Mr. Kirby is set forth below:

Mr. Kirby, age 52, has served as an independent consulting Chief Financial Officer to publicly traded, development stage life science companies since May 2023. Previously, Mr. Kirby served as the Chief Financial Officer of Aceragen, Inc. (formerly known as Idera Pharmaceuticals, Inc. (“Idera”)) from September 2022 to April 2023 after serving as Idera’s Chief Financial Officer from July 2019 to September 2022, Vice President of Finance from 2018 to 2019 and Vice President of Corporate Accounting from 2015 to 2018. Prior to joining Idera, Mr. served as Assistant Controller at Endo Pharmaceuticals, Inc. from 2014 to 2015 and Vice President, Chief Accounting Officer and Corporate Controller at ViroPharma Incorporated from 2012 to 2014. Mr. Kirby began his career at KPMG, LLP in its Healthcare and Life Science Practice and served as a Regional Audit Director at AstraZeneca Pharmaceuticals L.P. prior to joining ViroPharma Incorporated. Mr. Kirby earned his B.S. in Accountancy from Villanova University and is a licensed certified public accountant in the Commonwealth of Pennsylvania.

Professional Services Agreement with Mr. Kirby

In connection with Mr. Kirby’s appointment as the Company’s Interim Chief Financial Officer, Mr. Kirby and the Company entered into a Professional Services Agreement effective as of the Effective Date (the “Services Agreement”). Pursuant to the terms of the Services Agreement, Mr. Kirby will receive a monthly fee of $40,000. The term of the Services Agreement begins on the Effective Date and continues until May 4, 2025 (the “Initial Term”), unless earlier terminated. The Company may terminate the Services Agreement without prior notice if Mr. Kirby refuses or is unable to satisfactorily perform, as determined in the Company’s sole discretion, the services under the Services Agreement or is in breach of any material provision of the Services Agreement. In addition, the Company may terminate the Services Agreement for any reason upon 30 days’ written notice. The Company and Mr. Kirby may renew the term of the Services Agreement for an additional six months, and Mr. Kirby is required to provide the Company 90 days’ notices prior to the end of the Initial Term if he does not intend to renew the Services Agreement.

In addition, and pursuant to the terms of the Services Agreement, on November 1, 2024, the Board approved the grant of a number of restricted stock units (the “Kirby RSUs”) equal to $40,500.00 divided by the closing price of the Common Stock on the Grant Date. The Kirby RSUs are being granted pursuant to the Company’s 2018 Equity Incentive Plan (the “Plan”) and will vest in full on May 4, 2025, subject to Mr. Kirby’s Continuous Service (as defined in the Plan) as of such date.

The description of the Services Agreement provided herein is not complete and is qualified in its entirety by reference to the Services Agreement which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

In connection with Mr. Kirby’s appointment as Interim Chief Financial Officer, he also entered into the Company’s standard form of Indemnification Agreement.

Adoption of 2024 Inducement Plan

On November 1, 2024, the Board adopted the Verrica Pharmaceuticals, Inc. 2024 Inducement Plan (the “Inducement Plan”). The Inducement Plan was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4) and will be administered by the Compensation Committee of the Board (the “Committee”). The Board reserved 2,000,000 shares of Common Stock for issuance under the Inducement Plan.

The only persons eligible to receive grants of Inducement Awards (as defined below) under the Inducement Plan are individuals who satisfy the standards for inducement grants under Nasdaq Listing Rule 5635(c)(4). The Inducement Plan will be administered by the Board and the Committee. Inducement Awards may only be granted by: (i) the Committee, provided such committee is comprised solely of “independent directors” (as defined by Nasdaq Listing Rule 5605(a)(2)) or (ii) a majority of the Company’s “independent directors.” An “Inducement Award” means any right to receive the Company’s common stock, cash or other property granted under the Inducement Plan (including nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards or other stock-based awards). The Board also adopted a form of restricted stock unit award grant notice and award agreement (the “Inducement RSU Grant Package”) and a form of stock option grant notice and stock option agreement (the “Inducement Stock Option Grant Package”) for use under the Inducement Plan.

The descriptions of the Inducement Plan, the Inducement RSU Grant Package and the Inducement Stock Option Grant Package provided herein are not complete and are qualified in the entirety by reference to the Inducement Plan, the Inducement RSU Grant Package and the Inducement Stock Option Grant Package, which are filed as Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Release Agreement, dated November 4, 2024, by and between the Company and Ted White

10.2	Offer Letter, dated November 4, 2024, by and between the Company and Jayson Rieger

10.3	Professional Services Agreement, dated November 4, 2024, by and between the Company and John J. Kirby

10.4	Verrica Pharmaceuticals, Inc. 2024 Inducement Plan

10.5	Form of Restricted Stock Unit Award Grant Notice and Award Agreement under 2024 Inducement Plan

10.6	Form of Stock Option Grant Notice and Stock Option Agreement under 2024 Inducement Plan

99.1	Press Release, dated November 4, 2024

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verrica Pharmaceuticals Inc.

Date: November 4, 2024	/s/ Ted White
Ted White
President and Chief Executive Officer